SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20859 (Commission File Number)	75-2287752 (IRS Employer Identification Number)

230 Constitution Drive Menlo Park, California (Address of principal executive offices)		94025 (Zip Code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On January 21, 2003, Geron Corporation, a Delaware corporation (the “Company”), announced that it is changing its organization in order to concentrate its resources on the continued development of its lead anti-cancer product, GRN163, and its regenerative medicine products based on human embryonic stem cells (hESCs). In the process, Geron is reducing its research staff by 29 employees and its support staff by 11 employees.

The Company’s press release announcing the organizational change is filed as an exhibit to this Current Report on Form 8-K. The summary description of the event is qualified in its entirety by reference to the document filed as an exhibit hereto.

Item 7. Exhibits.

Exhibits

99.1	Press Release dated January 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 22, 2003	By:	/s/ William D. Stempel

	Name: Title:	William D. Stempel Vice President and General Counsel

EXHIBIT INDEX

Exhibits

99.1	Press Release dated January 21, 2003